UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2022

KIORA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

1371 East 2100 South Suite 200 Salt Lake City, Utah 84105	84105
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2022, Kiora Pharmaceuticals, Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 (the “Form 10-Q”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

As disclosed in the Current Report on Form 8-K filed by the Company on May 23, 2022, the Company’s audit committee concluded that, as a result of inadvertent errors in the accounting for certain contingent consideration, it is appropriate to restate the Company’s previously issued financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2020 and condensed consolidated interim financial statements as of and for the fiscal periods ended March 31, 2021, June 30, 2021 and September 30, 2021 in a comprehensive amended Annual Report on Form 10-K (the “Amended Form 10-K”) for the fiscal year ended December 31, 2021 with expanded financial information and other disclosures in lieu of filing separate amended annual and quarterly reports for the affected periods during the fiscal years ended December 31, 2021 and December 31, 2020. Given the scope of the process for preparing the Amended Form 10-K, the Company was unable to complete and file the Form 10-Q by the required due date of May 16, 2022. On May 17, 2022, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Form 10-Q.

The Notice states that the Company has 60 calendar days from May 25, 2022, or until July 25, 2022, to regain compliance by filing the Form 10-Q or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules.

The Company intends to file the Amended Form 10-K and Form 10-Q as soon as practicable within the 60-day required period. If the Company is unable to file the Form 10-Q by July 25, 2022, the Company intends to submit a plan with Nasdaq to regain compliance. If Nasdaq accepts the Company’s plan, then Nasdaq may, in its discretion, grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q, or until November 21, 2022, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. The Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

Item 7.01.	Regulation FD Disclosure.

On May 31, 2022, the Company issued a press release disclosing the receipt of the Notice referenced above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Company, dated as of May 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: May 31, 2022